Petrolia Energy Corporation - 10-K

EXHIBIT 21.1

SUBSIDIARIES

Askarii Resources, LLC, wholly-owned

Bow Energy Ltd, wholly-owned and its wholly-owned subsidiary Bow Energy International Holdings Inc.